Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144661, 333-143381, 333-125502, 333-116141, and 333-109779) and Form S-3 (No. 333-115153) of Citadel Broadcasting Corporation of our report dated April 20, 2007 relating to the combined financial statements of ABC Radio Group, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

August 8, 2007